SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2007
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     David P. Steiner, Chief Executive Officer of Waste Management, Inc. (the “Company”), will be speaking at a luncheon in conjunction with the World Business Forum on Thursday, October 11, 2007 at 12:45 p.m., Eastern time. At such time, Mr. Steiner will announce the Company’s sustainability initiative to increase the value of its services to customers while benefiting the environment. Specifically, the Company plans to:
•	Increase waste-based energy production. Today, the Company creates enough energy to power 1 million homes each year. By 2020 it expects to double that output, producing enough power for more than 2 million homes.

•	Increase the volume of recyclable materials processed. The Company currently processes 6 million tons of recyclables; by 2020 it plans to capture enough of the increasing volumes to process more than 20 million tons.

•	Direct its capital spending of up to $500 million per annum over the next 10 years to increase the fuel efficiency of its fleet by 15 percent and reduce fleet emissions by 15 percent. The Company also expects to invest in technologies to enhance its waste business.

•	Preserve wildlife habitat across North America. By 2020, the Company plans to increase by more than four times the number of facilities — from 24 to 100 — certified by the Wildlife Habitat Council, and increase the number of acres set aside for conservation and wildlife habitat to approximately 25,000.
     The Company plans to report publicly on its progress in each of these areas on an annual basis.
     A real-time audio web cast of the speech will be posted to the Company’s website at www.wm.com/wbf/.
     The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that (i) the information in this report is material or complete or (ii) investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.
     Certain statements in this Form 8-K are “forward-looking statements.” The forward-looking statements that the Company makes are the Company’s expectations, opinion, view or belief at the point in time of issuance but may change at some future point in time. By issuing estimates or making statements based on current expectations, opinions, views or beliefs, the Company has no obligation, and is not undertaking any obligation, to update such estimates or statements or to provide any other information relating to such estimates or statements. We caution you not to place undue reliance on any forward-looking statements, which speak only as of their dates.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: October 5, 2007	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker